Exhibit 99.1
Contact:
Jack Howarth, Vice President, Investor Relations
908-429-8350
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS FIRST-QUARTER 2010 FINANCIAL RESULTS
•	continued growth of embeda® prescriptions

•	remoxy® nda remains on track for a fourth quarter 2010 resubmission

•	acurox® tablets (without niacin) nda expected to be filed in early 2011

•	animal health review process concluded — business to be retained
BRISTOL, TENNESSEE, May 5, 2010 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenue for the first quarter ended March 31, 2010 equaled $381 million compared to $429 million in the first quarter of 2009. The Company reported net income of $4.5 million and diluted earnings per share of $0.02 during the first quarter of 2010, compared to a net loss of $10.7 million and a diluted loss per share of $0.04 in the same period of the prior year. Excluding certain special items and recurring non-GAAP adjustments, adjusted net earnings equaled $35.7 million and adjusted diluted earnings per share equaled $0.14 during the first quarter ended March 31, 2010, compared to adjusted net earnings of $64 million and adjusted diluted earnings per share of $0.26 in the first quarter of 2009.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “We continue to see steady growth in EMBEDA® prescriptions during this initial launch period. During the first quarter, we made significant progress in pharmacy stocking and managed care coverage, highlighted by the recent addition of EMBEDA® to two large formularies that cover approximately 70 million commercial lives”. He continued, “Our pipeline continues to progress with the fourth quarter resubmission of Remoxy® on track and, despite the outcome of the Acurox® Advisory Panel meeting, we remain committed to the Aversion Technology platform and plan to submit an Acurox® Tablets (without niacin) NDA during the first quarter of 2011”.
Joseph Squicciarino, King’s Chief Financial Officer, commented, “The Company did not generate positive cash flows from operations in the first quarter of 2010, primarily due to the Department of Justice payment of approximately $43 million for the definitive settlement relating to improper sales and marketing practices of Kadian® by Alpharma prior to our acquisition. Excluding this payment, we would have generated approximately $40 million in cash for the quarter.” He continued, “Given our current revenue projections for the remainder of the year, we believe our cash flow from operations for 2010 will be at the low end of our previously stated range of $300 to $350 million. With respect to our strategic review of the Alpharma Animal Health business, we have completed the review process and decided to retain the business as we believe it will continue to provide positive cash flows and diversification.”
Net revenue from branded pharmaceuticals totaled $242 million for the first quarter of 2010, compared to $278 million for the same period of the prior year.

Net sales of SKELAXIN® (metaxalone) totaled $91 million during the first quarter of 2010, compared to $101 million for the same period of the prior year. Early in the second quarter of 2010, two generic forms of SKELAXIN® were launched into the trade.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $37 million during the first quarter of 2010, compared to $47 million in the first quarter of 2009.
Net sales of AVINZA® (morphine sulfate extended release) totaled $23 million during the first quarter of 2010, compared to $39 million in the first quarter of 2009.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $34 million during the first quarter of 2010, compared to $17 million in the first quarter of 2009.
Net sales of EMBEDA® (morphine sulfate and naltrexone hydrochloride) Extended Release Capsules totaled $9 million during the first quarter of 2010, which included a reduction in wholesale inventory levels of EMBEDA® to maintain compliance with the Company’s inventory management agreements.
King’s Meridian Auto-Injector business contributed revenue totaling $50 million during the first quarter of 2010, compared to $57 million in the first quarter of 2009. As expected, lower government orders contributed to the decline.
Net revenue from the Alpharma Animal Health business totaled $81 million during the first quarter of 2010, compared to $80 million in the first quarter of 2009.
As of March 31, 2010, the Company’s cash and cash equivalents totaled approximately $472 million.
Conference Call and Web Cast Information
King management will conduct a conference call at 8:30 am ET today. This call may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. The call will be open to all interested parties and may be accessed by using the following information:
Conference Call Access

Domestic Dial In:	(888) 674-0224
International Dial In:	(201) 604-0502

Interested parties may also listen to the web cast by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/Investors/Webcasts.cfm
If you are unable to participate during the live event, the replay number is 888-632-8973, or 201-499-0429 if you are calling from outside the USA. The replay code is 20648171, followed by the # sign. The web cast of our call on May 5th will be archived on King’s web site, accessible through the link above, for not less than 14 days.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.

Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to: the Company’s plans to resubmit to the Food and Drug Administration (“FDA”) the New Drug Application (“NDA”) for Remoxy®; the Company’s plans to submit to the FDA an NDA for Acurox® Tablets (without niacin); the Company’s forecast 2010 cash flow from operations; the expectations concerning the performance of the Alpharma Animal Health business; and statements pertaining to King’s planned webcast to discuss its first-quarter 2010 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: the future net sales of King’s products; King’s ability to market its products successfully; King’s ability to advance the development of products as planned; the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; the unpredictability of the FDA’s review and approval processes, including the unpredictability of the duration and results of the FDA’s review of Investigational New Drug Applications, NDAs, and Abbreviated New Drug Applications, as well as reviews by other regulatory agencies worldwide; the availability and cost of raw materials; any material interruptions in supply by contract manufacturers of King’s products or suppliers or raw materials; the potential effects on sales of the Company’s products as a result of the availability of competing products; the potential effects of future acquisitions and other transactions pursuant to the Company’s growth strategy, and the integration of any acquisitions; King’s compliance with FDA and other government regulations that relate to the Company’s business; King’s ability to conduct its webcast as currently planned on May 5, 2010; changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2009 , which is on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$471,763	$545,312
Investments in debt securities	27,127	29,258
Marketable securities	1,476	2,100
Accounts receivable, net	207,062	210,256
Inventories	188,644	182,291
Deferred income tax assets	79,196	83,675
Income tax receivable	18,258	16,091
Prepaid expenses and other current assets	49,903	60,860

Total current assets	1,043,429	1,129,843

Property, plant and equipment, net	381,370	391,839
Intangible assets, net	755,261	794,139
Goodwill	467,613	467,613
Deferred income tax assets	256,828	264,162
Investments in debt securities	204,785	218,608
Other assets	59,584	56,496
Assets held for sale	5,890	5,890

Total assets	$3,174,760	$3,328,590

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,794	$86,692
Accrued expenses	244,853	320,992
Short-term debt	3,369	3,662
Current portion of long-term debt	—	85,550

Total current liabilities	338,016	496,896

Long-term debt	336,978	339,016
Other liabilities	128,238	123,371

Total liabilities	803,232	959,283

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 249,603,115 and 248,444,711 shares issued and outstanding, respectively	1,424,697	1,421,489
Retained earnings	968,089	963,620
Accumulated other comprehensive loss	(21,258)	(15,802)

Total shareholders’ equity	2,371,528	2,369,307

Total liabilities and shareholders’ equity	$3,174,760	$3,328,590

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
Total revenues	$380,855	$429,057

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	127,054	129,414
Acquisition related inventory step-up	—	21,525

Total cost of revenues	127,054	150,939

Selling, general and administrative	138,825	138,534
Litigation settlement	1,650	—
Acquisiton related costs	—	3,789

Total selling, general, and administrative expense	140,475	142,323

Depreciation	15,838	14,199
Intangible amortization	41,437	38,178
Accelerated depreciation	—	972
Research and development	28,324	27,256
Restructuring charges	262	48,050

Total operating costs and expenses	353,390	421,917

OPERATING INCOME	27,465	7,140
OTHER EXPENSE:
Interest expense	(4,063)	(18,749)
Noncash convertible debt interest expense	(4,673)	(4,354)
Interest income	409	2,788
Loss on investment	(872)	(823)
Other, net	(203)	(2,779)

Total other expense	(9,402)	(23,917)

INCOME (LOSS) BEFORE INCOME TAXES	18,063	(16,777)
Income tax expense (benefit)	13,594	(6,055)

NET INCOME (LOSS)	4,469	(10,722)

Basic net income (loss) per common share	$0.02	$(0.04)

Diluted net income (loss) per common share	$0.02	$(0.04)

Shares used in basic net income (loss) per share	245,206	243,889
Shares used in diluted net income (loss) per share	249,867	243,889
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
Total revenues	$380,855	$429,057

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation shown below	127,054	129,414
Selling, general and administrative	138,825	138,534
Depreciation	15,838	14,199
Research and development	28,324	27,256

Total operating costs and expenses	310,041	309,403

OPERATING INCOME	70,814	119,654
OTHER EXPENSE:
Interest expense	(4,063)	(18,749)
Interest income	409	2,788
Other, net	(203)	(2,779)

Total other expense	(3,857)	(18,740)

INCOME BEFORE INCOME TAXES	66,957	100,914
Income tax expense	31,279	36,902

NET INCOME	$35,678	$64,012

Basic net income per common share	$0.15	$0.26

Diluted net income per common share	$0.14	$0.26

Shares used in basic net income per share	245,206	243,889
Shares used in diluted net income per share	249,867	246,637
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP items to amounts reported under GAAP:

	Three Months Ended March 31,
	2010	2009
Diluted income (loss) per common share, as reported under GAAP	$0.02	$(0.04)
Effect of non-GAAP items	0.12	0.30

Diluted income per common share, excluding non-GAAP items	$0.14	$0.26

NON-GAAP ITEMS:
Acquisition related inventory step-up (cost of revenues)	$—	$21,525
Litigation settlement (selling, general, and administrative)	1,650	—
Acquisition related costs (selling, general, and administrative)	—	3,789
Intangible amortization (other operating costs and expenses)	41,437	38,178
Accelerated depreciation (other operating costs and expenses)	—	972
Restructuring charges (other operating costs and expenses)	262	48,050
Noncash convertible debt interest expense (other (expense) income)	4,673	4,354
Loss on investment (other (expense) income)	872	823

Total non-GAAP items before income taxes	48,894	117,691
Income tax benefit from non-GAAP items	(17,685)	(42,957)

Increase in net income (loss)	$31,209	$74,734

Effect of non-GAAP items on diluted income (loss) per common share	$0.12	$0.30